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                  [LETTERHEAD OF MORGAN, LEWIS & BOCKIUS LLP]


                                                                       EXHIBIT 5


                                                                    July 3, 2002


The Hockey Company and Sport Maska Inc.
3500 Boulevard de Maisonneuve West, Suite 800
Montreal, Quebec
Canada H3Z 3C1

              Re:  Registration Statement on Form S-4 (No. 333-87648)

Ladies and Gentlemen:

    We have acted as United States counsel to The Hockey Company, a Delaware corporation (the "Parent Issuer"), and Sport Maska Inc., a New Brunswick corporation (the "Subsidiary Issuer" and, together with the Parent Issuer, the "Issuers"), in connection with the proposed offer and exchange (the "Exchange Offer") by the Issuers of (i) $125,000,000 aggregate principal amount of the Issuers' 11 1/4% Senior Secured Note Units due 2009 (the "Exchange Units"), each such Unit consisting of $500 principal amount of 11 1/4% Senior Secured Notes of the Parent Issuer (the "Exchange Parent Notes") and $500 principal amount of
11 1/4% Senior Secured Notes of the Subsidiary Issuer (the "Exchange Subsidiary Notes" and, together with the Exchange Parent Notes, the "Exchange Notes"), which have been registered with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for (ii) an equal principal amount at maturity of their 11 1/4% Senior Secured Note Units due 2009 (the "Units"), each such Unit consisting of $500 principal amount of 11 1/4% Senior Secured Notes of the Parent Issuer (the "Parent Notes") and $500 principal amount of 11 1/4% Senior Secured Notes of the Subsidiary Issuer (the "Subsidiary Notes" and, together with the Parent Notes, the "Notes"). The Exchange Units are to be issued pursuant to an Indenture, dated as of April 3, 2002 (the "Indenture"), by and among Issuers, The Bank of New York, as trustee (the "Trustee"), and the Subsidiary Guarantors named therein.

    We are giving this opinion in connection with the Registration Statement on Form S-4 (Registration No. 333-87648), as amended, relating to the Exchange Offer (the "Registration Statement"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings ascribed to those terms in the Registration Statement.

    In rendering this opinion, we have examined, among other things, (i) the Registration Statement, (ii) the Indenture, (iii) the form of Exchange Unit, Exchange Parent Note and Exchange Subsidiary Note and (iv) other documents delivered in connection with the Exchange Offer. In addition, we have examined originals or copies satisfactory to us of all such corporate records, agreements, certificates, powers of attorney, governmental orders, permits and other documents as we have deemed relevant and necessary as a basis of the opinions hereinafter expressed.

    In our examination of the aforesaid documents, we have assumed without independent investigation the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals, and the conformity to the original documents of all documents submitted to us as certified, reproduced or conformed copies and the authenticity of all such original documents. In addition, we have assumed: (i) that the Indenture has been duly authorized, executed and delivered by each party thereto; (ii) the power, authority and legal right of each such party (including, without limitation, the Issuers) under all applicable laws and regulations to enter into, execute, deliver and perform its obligations under the Indenture; and (iii) the validity, binding effect and enforceability of the Indenture in accordance with its terms against the Trustee. In addition, we have assumed that the terms of the Units and the related
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The Hockey Company and Sport Maska Inc.
July 3, 2002
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Notes and the Exchange Units and related Exchange Notes have been established in accordance with the terms of the Indenture.

    As to any facts material to the opinions expressed below, we have, when such facts were not independently established, relied upon certificates of public officials and certificates, oaths, declarations and representations of the Parent Issuer and of officers, directors and other representatives of the Parent Issuer.

    Our opinion is subject to: (i) the effect of applicable bankruptcy, reorganization, insolvency, moratorium, arrangement and other laws affecting creditors' rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances, fraudulent transfers, and preferential transfers; and (ii) the limitations imposed by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

    This opinion is limited to the laws of the State of New York. The opinions expressed herein are based upon the law and circumstances as they are in effect or exist on the date hereof, and we assume no obligation to revise or supplement this letter in the event of future changes in the law or interpretation thereof with respect to circumstances or events that may occur subsequent to the date hereof. We are expressing no opinion as to the effect of the laws of any other jurisdiction.

    Based upon the foregoing examination and assumptions and in reliance thereon, it is our opinion that the Exchange Units and related Exchange Notes, when issued in accordance with the terms of the Indenture, duly executed by the Issuers, duly authenticated by the Trustee, and issued and delivered against exchange of the Units and related Notes in accordance with the terms set forth in the Prospectus that forms a part of the Registration Statement, will constitute legal and binding obligations of the Issuers under the laws of the State of New York.

    We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus that forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations promulgated thereunder.


                                          Very truly yours,
                                          /s/ MORGAN, LEWIS & BOCKIUS LLP


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